Exhibit 10.4

CONSULTING AGREEMENT

This Agreement is entered into as of February 23, 2009  with  full force and effect as of June 10, 2008 (the "Effective Date") by and between HADASIT MEDICAL RESEARCH  SERVICES AND DEVELOPMENT LIMITED, a company duly incorporated under the laws of Israel, of P.O. Box 12000, Jerusalem 91120, (hereinafter: "Hadasit"), Prof Eithan Galun (the "Consultant"), and SILENSEED Ltd., a corporation organized under the laws of Israel, with its registered office located at the Goldyne Savad Institute of Gene Therapy, Hadassah Medical Center, Jerusalem 91120 Israel (hereinafter: "Company").

WHEREAS Hadasit is a wholly owned subsidiary of Hadassah Medical Organization (''HMO") and is authorized to enter this Agreement and to utilize HMO's facilities, employees and agents for purpose of this Agreement;

WHEREAS the Company is interested to receive from the Consultant certain consulting services with respect to the clinical application and development of its technology and products, as requested from time to time by the Company (the "Work") under the terms and conditions herein.

NOW THEREFORE, the parties agree as follows:

1.     SCOPE OF WORK AND DUTIES OF CONSULTANT

The Consultant shall professionally and diligently perform the Work as requested from time to time by the Company and agreed upon by Consultant, at HMO's facilities. Any change in the Work shall require the written consent of both parties without derogating from the Company's responsibilities hereunder. The Work Period shall commence upon signing of this agreement and shall end within 60 days of delivery of a written notice of the Company (the "Work Period").

In his capacity as Consultant, Consultant shall provide the Company with such services as shall be mutually agreed by the Company and Consultant from time to time, including without limitation, scientific advice and assistance in the development of delivery system for nucleic acid.

Consultant hereby undertakes to perform his duties to the best of his ability, in compliance with the terms and conditions set forth herein.

Consultant agrees to participate in meetings and discussions with the Company and/or third parties at venues to be determined by the Company, subject to prior coordination with the Consultant when reasonably requested to do so by the Company. In addition, Consultant shall maintain regular contact with the Company via telephone, facsimile and email.

Each of Consultant and Hadasit, and their respective assistants, team members, employees and consultants, shall immediately notify the Company, in writing, should any conflict of interest arise or on any issue and/or circumstance which might give rise to a conflict of interests between any of the foregoing and the Company.

Each of Consultant and Hadasit, and their respective assistants, team members, .employees and consultants, warrants and represents that he/it is not bound by any outstanding agreement or obligation that is in conflict of interests with any of the provisions of this agreement.

Each of Consultant and Hadasit warrants and represents that he/it has full power and authority to enter into and execute this Agreement.

2.     INDEPENDENT CONTRACTORS

Each party hereto is an independent contractor. The Company shall be solely responsible for the Company's personnel and their performance under this Agreement and shall bear and timely make payment of their salaries, social rights and any other rights they are entitled to under any applicable law including any deductions and allocations. Nothing contained herein shall be construed as forming employee-employer relations between the Company's employees and Hadasit or HMO or between Hadasit's and HMO's employees (including the Consultant) and the Company. In the event that an employee of a certain party hereto claims or demands from the other party any employment rights or benefits, the other party shall immediately assume defense of such claim or demand and indemnify such party for any cost or expense it may suffer as result thereof.

It is agreed between the parties hereto that should it be held by any competent judicial authority, that the relationship between the Consultant and the Company in respect of the Services provided pursuant to this Agreement is one of employer and employee, the following provisions shall apply:

(i)
Retroactively, from the Effective Date, and in lieu of any other compensation, Consultant shall be deemed to have been entitled only to such compensation which constitutes the Compensation (as defined below) inclusive of all social benefits (whether required under law, contract, custom or otherwise) and Consultant shall not be deemed to have been entitled to any other benefits under law or otherwise. To the extent any such benefit is still required by court to be paid to Consultant, then Consultant shall be required to repay to the Company amounts which the Company has been required to pay in access of the Compensation with respect to all previous periods; and

(ii)	The Company shall be entitled to set off from the Compensation granted to Consultant hereunder and/or in accordance with any other source as required under tax law.

3.     REPORTING

Within 45 (forty) days from the completion of the Work and without derogating from Consultant's obligations to periodically consult with the Company and maintain contact, as set forth above, the Consultant will provide the Company with a final report which shall comprise, inter alia, experimental results, raw data, statistical evaluation and the Consultant's findings.

4.     COMPENSATION FOR WORK

Subject to approval of the Board, adoption of an option plan and its submission to the tax authorities, and subject, further, to execution by the parties of an option agreement granting options as set forth herein (the "Option Agreement"), the Consultant shall receive options, that shall be granted to Hadasit for the benefit of the Consultant according to the internal mechanism in HMO for the entitlement of external options (the "Options"), to purchase 30,000 Ordinary Shares of the Company of par value NIS 0.01 each (representing 30% of the issued share capital of the company as of the date of incorporation of the Company) at an exercise price per share of $0.01 (the “Compensation”). The Options will be granted m accordance with the provisions of Section 3(i) of the Israeli Income Tax Ordinance [New Version] - 1961). Hadasit and/or Consultant, as the case may be, will solely bear, and be liable to pay, any and all taxes arising out or in connection with the Compensation.

For the avoidance of any doubt, Hadasit and Consultant hereby acknowledge and confirm, that the Compensation constitutes the Company's sole obligation towards Hadasit and/or Consultant in consideration for the Work, and that Hadasit and/or Consultant shall not be entitled to any other remuneration or other payment whatsoever from the Company. For the avoidance of doubt, the Compensation stated hereof shall include merely compensation for the Work performed by the Consultant. As customary, the Company will enter into a separate agreement under which it compensates Hadasit for the involvement of other individuals or performance of services within HMO involved in the performance of the Work.

The vesting will be over a period beginning at the Effective Date, be conditioned upon continuation of Consultant's engagement with the Company, and be subject to following conditions: (i) First instalment (representing 7.5% of the issued share capital of the company) upon completion of the in vitro Study, (ii) a second instalment (7.5%) upon completion of the in vivo Study, (iii) a third instalment (7.5%) upon submission of an application of a Phase I Clinical Study to the Helsinky committee, and (iv) Last installment (7.5%) upon completion of a Phase I clinical study and submission to the Company of the applicable study report. For the avoidance of doubt, the above vesting schedule does not provide that Hadasit is obligated to perform clinical trials for the Company.

The Options shall be exercised by the Consultant as per the terms of the Option Agreement.

5.   CONFIDENTIAL INFORMATION; OWNERSHIP OF RIGHTS

A.
Confidential Information. In this Agreement, the term "Confidential Information" shall mean any and all technical and non-technical information including patents, copyrights, trade secrets, all intellectual property, and proprietary information, actual or anticipated products, inventions, hardware, software, past, present or future plans, forms, methods, customers, supplies, finances, concepts, techniques, sketches, drawings, artwork, models, analyses, inventions, know-how, processes, procedures, strategies, algorithms, concepts, source codes, compiled or uncompiled codes, computer software programs, discoveries, inventions, ideas, apparatus, equipment and formulae related to the current, future and proposed products and services related to the Work for the Company and all derivatives, enhancements and improvements thereof, and including, without limitation, Company's information concerning research, experimental work, development, design details and specifications, engineering, business information, financial information, procurement requirements, purchasing, manufacturing, customer lists, business activities, names and expertise of employees and consultants, license information, pricing structure, documentation, business forecasts, sales and merchandising, and marketing plans and information, disclosed to Consultant and/or to Hadasit by the Company in writing, orally or by drawings or observation of parts or equipment, and whether or not it is marked as confidential, as well as confidential or proprietary information from third parties that the Company has received and in the future will receive that is subject to a duty of confidentiality on the Company's part. Confidential Information shall not be used or disclosed by Hadasit and/or the Consultant except in furtherance of this Agreement and the Work. The Company shall maintain in strict confidence all information related to any invention resulting from the Work. Confidential Information shall not include: (l) Information that is or becomes publicly available other than as a result of disclosure by the Consultant or Hadasit; (2) Information that is already independently known by the Consultant, or employees of Hadasit and/or the HMO, prior to its disclosure as can be shown the a competent proof; or (3) Information that was independently developed by employees of Hadasit or of HMO who have not been exposed to the Confidential Information; (4) Information at or after such time that is disclosed on a non-confidential basis to the Consultant or Hadasit or the HMO, or their employees, by a third party which owes no obligation of confidentiality to the Company. Consultant and/or Hadasit shall have the burden of proof of establishing that any one or more of these exceptions applies; or (5) Information that the disclosure thereof is required under any law, court writ or any competent authority. However, if the Consultant and/or Hadasit are legally required to disclose any Confidential Information to a court or governmental authority, prompt written notice thereof shall be given to the Company so that, if applicable, the Company may seek a protective order or other appropriate remedy from the proper authority. Consultant and/or Hadasit agree to cooperate with the Company in seeking such order or remedy. Consultant and/or Hadasit further agree that if he/it is required to disclose Confidential Information, he/it will furnish only that portion of Confidential Information that is legally required.

B.
Non-Disclosure & Non-Use. Hadasit and the Consultant (jointly and severally) undertake to maintain in strict confidence any and all information relating to the Work and its results as well as all the Confidential Information. Hadasit and Consultant (jointly and severally) warrant, represent and undertake that they shall treat all Confidential Information of the Company with at least the same degree of care as they accord to their own confidential information, but in no case less than reasonable care.

C.
Assignment of Inventions. Hadasit and the Consultant (jointly and severally) undertake that they will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, any and all rights, title, and interests in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registerable under copyright or similar laws, which they may, solely or jointly with others, conceive or develop or cause to be conceived or developed or reduced to practice, or have conceived or developed or reduced to practice, related to the Work performed by the Consultant during the period of time Consultant is engaged by the Company and within the scope of that engagement (collectively referred to as "Inventions"). Hadasit and the Consultant further acknowledge that all original works of authorship which are made by Consultant (solely or jointly with others) within the scope of the Work are and will remain shall be the exclusive property of the Company whether protectable by copyright or not, and will be deemed "works made for hire" as such term is defined in the United States Copyright Act.

D.
Patent and Copyright Registrations. Hadasit and the Consultant (jointly and severally) undertake that they will assist the Company, or its designee, at the Company's expense, to secure the Company's rights in the Inventions and any copyrights, patents, mask work, rights or other intellectual property rights relating thereto by way of assigning rights, with the exclusion of inventorship rights. To avoid any doubt, the assistance shall not include drafting Inventions and/or engage in the process of registration. If the Company is unable because of Consultant's and/or Hadasit's mental, physical or legal incapacity or for any other reason to secure any of their signatures to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then each of Hadasit and Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his/its agent and attorney in fact, to act for and in his/its behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Hadasit and/or Consultant, as the case may be.

6.   PUBILICATIONS

A.	Any publication regarding the Work by either party to this Consulting Agreement requires all other parties written consent in advance.

B.
Notwithstanding anything to the contrary herein, the Company shall not use the names of Hadasit, HMO or the Consultant and shall not disclose their involvement in the Work without Hadasit's prior written approval, all except for references to scientific publication which are already in the public domain at the time of publication and except for applications for regulatory approval to official authorities. Subject to the foregoing, the Company shall appropriately credit Hadasit, HMO and the Consultant in any publication relating to the Work.

7.   INDEMNIFICATION, INSURANCE, LIMITED LIABILITIES

A.
The Company shall defend, indemnify and hold harmless the Consultant, Hadasit, HMO and any of their employees, agents or contractors (collectively the "Indemnitees") promptly upon their first demand from and against any loss, damage, liability and expense (including legal fees) any responsibility, charges, damages derived from or connected to product liability claim which may result from the performance of the Work: provided, however

(1)
that the Company's indemnification obligations under this Section 7 shall be proportionately reduced to the extent the loss was caused or increased by the negligence or willful misconduct of an Indemnitee;

(2)	that the Company is notified in writing as soon as practicable under the circumstances of any complaint or claim potentially subject to indemnification;

B.
Disclaimer of Warranty. Nothing contained in this Agreement shall be construed as a warranty by Hadasit and the Consultant that the results of the Work will be useful or commercially exploitable or of any value whatsoever. In addition, and without derogating from the aforementioned, Hadasit and the Consultant disclaim all warranties, either express or implied, with respect to the Work, including without limitation implied warranties of merchantability, efficacy and fitness for a particular purpose. The entire risk arising out of the use of the Work results remains solely with the Company.

8.   TERM AND TERMINATION

A.	This Agreement shall become effective upon its execution by both parties and shall be in effect during the entire Work Period, unless earlier terminated by the parties as set forth herein.

B.
Either party may terminate this Agreement upon the filing by any person of a petition for the winding-up or liquidation or the appointment of a receiver on most of the assets of the terminated party, if such petition is not dismissed within 60 days. In addition, each party may terminate this Agreement without further notice in case the terminated party has breached this Agreement and did not cure such breach within 21 days of delivery of a written notice from the non-defaulting party.

C.
The Company may terminate this agreement for any reason with a prior written notice of 30 days. Hadasit and/or the Consultant are entitled to terminate this Agreement promptly in case of any failure of the Options vesting periods under Section 4 above. In such event, the Company shall reimburse Hadasit for all reasonable out of pocket costs and non-cancelable commitments actually incurred prior such termination with regard to the performance of this Agreement.

D.
Termination of this Agreement by either party shall not affect the rights and obligations of the parties accrued prior to the effective date of the termination. The rights and duties under Sections 2, 3, 5, 6, 7 and 8 will survive the termination or expiration of this Agreement.

9.     ASSIGNMENTS

The Agreement, and the rights and obligations hereunder, may not be assigned by any party hereto without the express written consent of the other parties, which shall not be unreasonably withheld.

10.  APPLICABLE LAW

The Agreement shall be governed by and construed in accordance with the laws the laws of Israel. The competent courts in Jerusalem shall have exclusive jurisdiction over any dispute that may arise with respect to this Agreement.

11.  ENTIRE AGREEMENT

This Agreement represents the entire understanding of the parties with respect to the subject manner hereof. In the event of any inconsistency between this Agreement and the Protocol, the terms of this Agreement shall govern. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof. This Agreement may be amended only by a written document signed by the parties hereto.

12.  NOTICES

All notices required or permitted to be given under the Agreement shall be sent as follows:

If to the Company:

Silenseed Ltd.
c/o
Pearl Cohen Zedek Latzer
5 Shenkar St., Herzliya 46733
POB 12704
ATTN: Oded Kadosh

If to the Consultant:

If to Hadasit:

Hadasit Medical Research Services And Development Ltd

POB 12000 Jerusalem 91120 Israel
Attention Mrs. Carole Grumbach

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties herein have duly executed this Agreement effective as of the date first set forth above.

/s/ Amotz Shemi
Silenseed Ltd.

By:	Amotz Shemi
Name
Title	CEO
Date	5/3/09

CONSULTANT

/s/ Dr. Eithan Galun
Dr. Eithan Galun

HADASIT MEDICAL RESEARCH SERVICES AND DEVELOPMENT LTD

By:	/s/ Kupitz Yuval
Name
Title
Date